UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. ____)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2009
Alliance HealthCard, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA	000-30099	58-2445301

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 36th Avenue, Suite 105, Norman, OK	73072

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 579-8525
3500 Parkway Lane, Suite 720, Norcross, GA 30092
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
The audited financial statements of Access Plans USA, Inc. for the years ended December 31, 2008 and 2007 and for the years then ended appear at pages F-1 through F-27 of this report.

ACCESS PLANS USA, INC.
CONSOLIDATED FINANCIAL STATEMENTS,
CONSOLIDATING SCHEDULES, AND
INDEPENDENT AUDITOR REPORTS
DECEMBER 31, 2008 AND 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Access Plans USA, Inc.
We have audited the accompanying consolidated balance sheet of Access Plans USA, Inc. as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2008. Access Plans USA, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Access Plans USA, Inc. as of December 31, 2008 and the results of its operations and its cash flows for the year ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.
Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The consolidating schedules on pages 26 and 27 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Greenwood Village, Colorado
April 1, 2009
PEOPLE. PRINCIPLES. POSSIBILITIES.
www.eidebailly.com
5299 DTC Blvd., Ste. 1000 • Greenwood Village, CO 80111-3329 • Toll Free 877.882.9856 • Phone 303.770.5700 • Fax 303.770.7581 • EOE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Access Plans USA, Inc.
Irving, Texas
We have audited the accompanying consolidated balance sheet of Access Plans USA, Inc. as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Access Plans USA, Inc. as of December 31, 2007 and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

Hein & Associates LLP
Dallas, Texas
March 31, 2008, except for Notes 3 and 19, which are dated January 16, 2009
14755 Preston Road, Suite 320
Dallas, Texas 75254
Phone: 972-458-2296
Fax: 972-788-4943
www.heincpa.com

ACCESS PLANS USA, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

Dollars in thousands	2008	2007
ASSETS
Cash and cash equivalents	$336	$2,711
Restricted short-term investments	671	1,231

Total cash and short-term investments	1,007	3,942
Accounts receivable, net	1,038	964
Income taxes receivable	—	70
Advanced agent commissions, net	6,825	4,942
Prepaid expenses	155	154
Deferred tax asset	—	23
Current assets of discontinued operations	196	519

Total current assets	9,221	10,614
Fixed assets, net	532	447
Goodwill, net	5,489	5,489
Other intangible assets, net	2,668	3,462
Other assets	125	69
Non-current assets of discontinued operations	—	738

Total assets	$18,035	$20,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$508	$562
Accrued commissions payable	361	478
Accrued liabilities	1,490	2,021
Income taxes payable	128	267
Short-term debt	520	1,255
Current portion of capital leases	—	48
Unearned commissions	5,159	3,683
Deferred service and enrollment fees, net of acquisition costs	263	289
Current liabilities of discontinued operations	45	936

Total current liabilities	8,474	9,539
Long-term debt	729	—
Deferred tax liability	—	23

Total liabilities	9,203	9,562

Commitments and contingencies (Note 16)

Preferred stock, $1.00 par value, 2,000,000 authorized shares; none issued	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,749,145 issued and 20,269,145 outstanding	207	207
Additional paid-in capital	40,648	40,619
Accumulated deficit	(31,014)	(28,560)
Less: Treasury stock (480,000 shares)	(1,009)	(1,009)

Total stockholders’ equity	8,832	11,257

Total liabilities and stockholders’ equity	$18,035	$20,819

The accompanying notes are an integral part of these consolidated financial statements

ACCESS PLANS USA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Dollars in thousands, except loss per share	2008	2007	2006

Commission and service revenues	$34,390	$28,421	$14,525
Interest income on agent advances	781	551	—

Total revenue	35,171	28,972	14,525

Commission expenses	19,654	13,994	3,686
Provider network fees and other direct costs	4,781	5,086	3,329
Interest expense attributable to funding agent advances	163	—	—

Total direct costs	24,598	19,080	7,015

Gross margin	10,573	9,892	7,510

Personnel costs, including benefits	6,208	5,383	4,475
Other sales, general and administrative expenses	4,399	5,548	4,181
Depreciation and intangible asset amortization	1,026	809	669
Goodwill and intangible asset impairment charges	—	3,978	2,800
Severance and other asset impairment charges	164	696	269

Total operating expenses	11,797	16,414	12,394

Operating loss	(1,224)	(6,522)	(4,884)
Other income (expense):
Interest income	42	105	291
Interest expense	(12)	(26)	(50)

Total other income (expense)	30	79	241

Loss from continuing operations before income taxes	(1,194)	(6,443)	(4,643)
Provision for income tax expense (benefit)	(6)	(656)	14

Loss from continuing operations	(1,188)	(5,787)	(4,657)
Loss from discontinued operations, net	(1,266)	(7,368)	(3,067)

Net loss	$(2,454)	$(13,155)	$(7,724)

Basic and diluted net loss per share:
Continuing operations	$(0.06)	$(0.30)	$(0.34)
Discontinued operations	(0.06)	(0.39)	(0.23)

Total	$(0.12)	$(0.69)	$(0.57)

Weighted average number of common shares outstanding, basic and diluted	20,269,145	18,983,843	13,486,562

The accompanying notes are an integral part of these consolidated financial statements

ACCESS PLANS USA, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

				Retained
			Additional	Earnings		Total
	Common Stock		Paid-In	(Accumulated	Treasury	Stockholders’
Dollars in thousands	Shares	Amount	Capital	Deficit)	Stock	Equity

Balance, December 31, 2005	13,204,269	$137	$28,942	$(7,664)	$(1,051)	$20,364
Changes during 2006:
Stock options expense	—	—	231	—	—	231
Issuance of stock in business combination	308,494	3	518	—	—	521
Net loss	—	—	—	(7,724)	—	(7,724)

Balance, December 31, 2006	13,512,763	140	29,691	(15,388)	(1,051)	13,392

Changes during 2007:
Stock options expense	—	—	401	—	—	401
Impact of business combinations:
Issuance of stock	6,756,382	67	10,473	—	—	10,540
Issuance of stock options	—	—	79	—	—	79
Treasury stock adjustment	—	—	(25)	(17)	42	—
Net loss	—	—	—	(13,155)	—	(13,155)

Balance, December 31, 2007	20,269,145	207	40,619	(28,560)	(1,009)	11,257

Changes during 2008:
Stock options expense	—	—	29	—	—	29
Net loss	—	—	—	(2,454)	—	(2,454)

Balance, December 31, 2008	20,269,145	$207	$40,648	$(31,014)	$(1,009)	$8,832

The accompanying notes are an integral part of these consolidated financial statements

ACCESS PLANS USA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Dollars in thousands	2008	2007	2006
Cash flows from operating activities:
Net loss	$(2,454)	$(13,155)	$(7,724)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss from discontinued operations	1,266	7,368	3,067
Non-cash charges:
Stock option expense	29	401	231
Depreciation and intangible asset amortization	1,026	809	669
Provision for losses on receivables and advanced agent commissions	491	349	39
Loss on disposal and impairment of fixed assets	—	335	269
Goodwill and intangible asset impairment charges	—	3,978	2,800
Deferred income taxes	—	(433)	—
Changes in operating assets and liabilities (net of businesses acquired in 2007):
Accounts receivable	(115)	165	82
Income taxes receivable (payable), net	(69)	90	646
Advanced agent commissions	(2,333)	(1,215)	—
Prepaid expenses and other assets	(57)	1,571	68
Accounts payable and accrued liabilities, including commissions	(702)	(731)	(629)
Unearned commissions and net deferred service and enrollment fees	1,450	981	35

Net cash provided by (used in) continuing operating activities	(1,468)	513	(447)
Net cash provided by (used in) discontinued operating activities	(1,760)	922	1,172

Net cash provided by (used in) operating activities	(3,228)	1,435	725

Cash flows from investing activities:
(Increase) decrease in unrestricted short-term investments	560	200	(200)
(Increase) decrease in restricted short-term investments	—	320	(1,170)
Purchase of fixed assets — continuing operations	(317)	(282)	(558)
Cash used in business combinations, net	—	(832)	(1,045)

Net cash provided by (used in) investing activities from continuing operations	243	(594)	(2,973)
Purchase of fixed assets — discontinued operations	—	(23)	(290)
Proceeds from sale of discontinued operations, net	664	—	—

Net cash provided by (used in) investing activities	907	(617)	(3,263)

Cash flows from financing activities:
Loan proceeds, net of origination fee	1,490	3,033	—
Loan repayments	(1,496)	(4,182)	—
Payments of capital leases	(48)	(190)	(241)

Net cash used in financing activities — continuing operations	(54)	(1,339)	(241)

Net change in cash and cash equivalents	(2,375)	(521)	(2,779)
Cash and cash equivalents at beginning of period	2,711	3,232	6,011

Cash and cash equivalents at end of period	$336	$2,711	$3,232

Supplemental disclosure:
Income taxes (paid) recovered, net	$(210)	$249	$1,117
Interest paid	(148)	(233)	(50)

Non-cash investing and financing activities:
Stock issued in connection with business combinations	$—	$10,540	$521
Cash-in-trust (refunded) collected, net	—	—	(5,585)

The accompanying notes are an integral part of these consolidated financial statements

ACCESS PLANS USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Nature of Operations
Access Plans USA, Inc. (the “Company”) develops and distributes quality affordable consumer driven healthcare programs for individuals, and to a lesser extent, employer groups. They include health insurance plans and non-insurance healthcare discount programs designed to help provide solutions for the millions of Americans who need access to affordable healthcare.
The Company’s operations are currently organized under two business divisions:
•	Consumer Plan Division - develops and markets non-insurance healthcare discount medical programs and association memberships. Since October 1, 2007, the Consumer Plan Division has included the results of Protective Marketing Enterprises, Inc. which was acquired on that date. The results of The Capella Group Inc. are also included in the Consumer Plan Division.
•	Insurance Marketing Division - markets individual major medical health insurance products through AHCP Agency, a national network of independent agents. Prior to the second quarter of 2008, this division also included the results of ACP Agency (a broad network of independent agents that distributed Medicare insurance programs to individuals), which is now reported as a discontinued operation. The Insurance Marketing division was formed on January 30, 2007, the date the Company completed its merger with Insurance Capital Management USA, Inc. AHCP Agency and ACP Agency are wholly-owned subsidiaries.
As a result of the December 30, 2008 sale of the Company’s El Paso based third-party administration operations, previously reported results for the Regional Healthcare division are now included in Discontinued Operations.
On November 13, 2008 the Company announced that its Board of Directors had approved an agreement to merge the Company with Alliance HealthCard, Inc. Alliance HealthCard is the largest “membership benefits” plan provider in the specialty rent-to-own market and over the past year has diversified and grown its revenue by broadening its distribution of membership benefits and medical discount programs through new wholesale and retail relationships.
•	Consistent with the merger amendment dated February 9, 2009, the closing occured effective April 1, 2009.
•	At closing, Alliance HealthCard issued 6,800,000 of its shares to the Company’s former shareholders.
•	Immediately after closing, the Company’s former shareholders held approximately 31.5% of the outstanding Alliance HealthCard shares.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company’s wholly-owned subsidiaries, Capella Group, Inc., Protective Marketing Enterprises, Inc and AHCP Agency. All significant inter-company accounts and transactions have been eliminated. Certain reclassifications have been made to prior period financial statements to conform to the current presentation of the financial statements.
Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Certain significant estimates are required in the evaluation of goodwill and intangible assets for impairment as well as the allowance for doubtful recoveries of advanced agent commissions. Actual results could differ from those estimates and such differences could be material.

Note 2 — Summary of Significant Accounting Policies, continued
Revenue Recognition. Revenue recognition varies based on source.
Consumer Plan. Consumer Plan division revenue primarily comprises monthly program membership revenues billed throughout the month directly by the Company, either by electronic charge to the members’ credit card or bank account, or by rendering billings to organizations accessing our products through private label or wholesale arrangements. Such revenue is recognized ratably over the month.
The deferred revenue recorded at month-end principally comprises membership revenues billed during the month for a period that expires after month-end, net of the related direct costs. Deferred revenue also includes a provision for estimated membership refunds that will be made after month-end together with a provision for membership enrollment and marketing representative fees, net of related direct costs, that have been collected but not fully earned at month-end.
The Company records an allowance for uncollectible receivables based upon a review of the aging of outstanding balances, the credit worthiness of the customer, and the history of paying the amounts owed.
Insurance Marketing. Insurance Marketing division revenue reflects commissions and fees reported to us by insurance companies for policies sold by the division’s agents. Commissions and fees collected are recognized as earned on a monthly basis until such time as the underlying contract is reported to the division as terminated. Revenue also includes interest income earned on commissions advanced to the division’s agents.
Unearned commissions comprise commission advances received from insurance carriers but not yet earned. Additionally, enrollment fees received are recorded as deferred revenue and amortized over the expected weighted average life of the policies sold which currently approximates eighteen months. Deferred revenue is reported net of related policy acquisition costs, principally lead and marketing credits, which are capitalized and amortized over the same weighted average life, to the extent such deferred costs do not exceed the related gross deferred revenue. Any excess costs are expensed as incurred.
Commission Expense. Commission expense is based on the applicable rates applied to membership revenues billed or insurance commissions collected and is recognized as incurred on a monthly basis until such time as the underlying program membership or insurance policy is terminated.
The Insurance Marketing division advances agent commissions, currently for up to nine months, for certain insurance programs. Collection of the commissions advanced (plus accrued interest) is accomplished by withholding amounts earned by the agents on the policy upon which the advance was made. In the event of early termination of the underlying policy, the division seeks to recover the unpaid advance balance by withholding advanced and earned commissions on other policies sold by the agent. The division also has the contractual right to pursue other sources of recovery, including recovery from the agents managing the agent to whom advances were made.
Advanced agent commissions are reviewed and an allowance is provided for those balances where recovery is considered doubtful. This allowance requires judgment and is based primarily upon estimates of the recovery of future commissions expected to be earned by the agents with outstanding balances and, where applicable, the agents responsible for their management. Advances are written off when determined to be non-collectible.
Cash and Cash Equivalents. Cash and cash equivalents consist primarily of cash on deposit or cash investments purchased with original maturities of three months or less.

Note 2 — Summary of Significant Accounting Policies, continued
Restricted Short-Term Investments. Restricted short term investments represent investments with original maturities of one year or less pledged to obtain bonds for regulatory licenses and processing and collection arrangements for credit card and automated clearing house payments.
Fixed Assets. Property and equipment are carried at cost less accumulated amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets for financial reporting purposes and principally on accelerated methods for tax purposes. Leasehold improvements are depreciated using the straight-line method over their estimated useful lives or the lease term, whichever is shorter. Ordinary maintenance and repairs are charged to expense as incurred. Expenditures that extend the physical or economic life of property and equipment are capitalized. The Company capitalizes both internal and external costs of developing or obtaining computer software for internal use. Costs incurred to develop internal-use software during the application development stage are capitalized, while data conversion, training and maintenance costs associated with internal-use software are expensed as incurred. The estimated useful lives of property and equipment are as follows:
•	Furniture and fixtures: 7 years

•	Leasehold improvements: Over the term of the lease, or useful life, whichever is shorter

•	Computers and office equipment: 3 to 5 years

•	Software: 3 years
Goodwill and Intangible Assets. The acquisition of businesses has been accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Goodwill in such acquisitions represents the excess of the purchase price over the fair value of net assets acquired, including the estimated fair value of identifiable finite life intangible assets. Consistent with the criteria set forth in SFAS 141, the Company has established intangible assets for acquired policies in-force, certain agent relationships and proprietary dental and vision provider networks.
For annual reporting periods beginning after December 15, 2008, amended guidance pursuant to SFAS 141R applies to the accounting for business combinations. If this statement had been in effect for the year ended December 31, 2007, the Company would have recorded a higher purchase price in connection with the January 2007 merger of Insurance Capital Management USA, Inc. into the Company.
Intangible assets are amortized using the straight-line method over the following estimated useful lives:
•	Acquired policies in-force: 3 to 4 years

•	Agent relationships: 8 years

•	Proprietary dental and vision provider networks: 8 years
Additionally, consistent with SFAS 142 “Goodwill and Other Intangible Assets”, on September 30 of each year management performs an annual assessment to determine if there is any impairment in the recorded goodwill and intangible asset balances. This review and analysis is conducted more frequently if an event occurs that indicates that it is likely that the fair value of the goodwill and intangible assets is less than the carrying value. If the estimated fair value is lower, an impairment charge is recorded.
The estimated fair value is based on various valuation methodologies, with emphasis placed on the discounted value of estimated future cash flows. Asset impairment evaluations require management to exercise significant judgment regarding the estimates used in the determination. Accordingly, subsequent actual results may differ from the assumptions and estimates incorporated into the periodic impairment evaluations.

Note 2 — Summary of Significant Accounting Policies, continued
Stock Based Compensation. Stock based compensation is accounted for in accordance with SFAS 123 No. “Accounting for Stock-Based Compensation”, as amended by SFAS No.l23(R) “Share-Based Payment” (SFAS 123(R)). Consistent with SFAS 123(R), the estimated fair value of stock options granted to employees is calculated using a binomial lattice option-pricing model, and then adjusted for expected forfeitures. The adjusted estimated fair value is amortized over the vesting period of each option. Each reporting period, the previously calculated amortization charges are a) increased by an amount equal to the cumulative expected forfeiture benefit previously recognized for any options vesting in that period, and b) reduced by an amount equal to the cumulative amount of prior period charges applicable to any non-vested stock options that are cancelled in the that period.
Income Taxes. Income taxes are accounted for in accordance with SFAS No. 109 “Accounting for Income Taxes” as modified by Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”. Accordingly, a liability approach is applied to the calculation of deferred income taxes, which represent expected future tax return consequences of the cumulative difference between amounts reported for financial reporting and those that will be recorded on tax returns for the corresponding financial reporting period.
Deferred tax benefits are only recognized when management has determined that realization is probable. Additionally, any estimated penalties and interest related to filed tax return positions are included as a component of income taxes payable.
Earnings per Share. Basic net earnings (loss) per common share is calculated by dividing the net earnings (loss) by the weighted average number of common shares outstanding for the reporting period. Diluted net earnings (loss) per common share adjusts for the dilutive effect of common stock equivalents, comprising shares that might be issued upon exercise of in-the-money common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, as the inclusion would be anti-dilutive.
For each of the years in the three year period ended December 31, 2008, the Company reported a net loss. Accordingly, all of the outstanding stock options set forth in Note 13 have been excluded from the calculation of fully diluted earnings per share for each of the years in this three year period.
Fair Value Measurements. SFAS No. 157 “Fair Value Measurements” (“SFAS 157”) establishes a framework for measuring the fair value of assets and liabilities and requires additional disclosure about fair value measurements. This statement, which is effective for financial statements with fiscal years beginning after November 15, 2007, was subsequently amended by FASB Staff Position No. 157-2. The amendment delayed by one year the application of SFAS 157 to non-recurring financial assets and liabilities.
The company has a number of recurring financial instruments, including cash, short-term investments, receivables, advanced agent commissions, payables and debt obligations. None of these instruments are held for trading purposes. The Company estimates that the fair value of these financial instruments does not materially differ from the respective reported balance sheet amounts. Accordingly, the adoption of SFAS 157-has not had a material impact on the Company’s financial statements and disclosures. The Company is currently evaluating what impact the application of SFAS 157 to non-recurring financial assets and liabilities that are recognized or disclosed at fair value, principally its goodwill and other intangible assets, will have on its financial statements.
Recently Issued Accounting Standards. During 2008, the Financial Accounting Standards Board (FASB) did not issue any pronouncements which are expected to have a significant effect on the reporting of the Company’s financial condition or results of operations.

Note 3 — Discontinued Operations
Discontinued operations comprise:
•	Foresight TPA, During the third quarter of 2008, the Company formally commenced an initiative to exit the third-party administration market. Accordingly, Foresight TPA, the former Regional Healthcare division, has been reclassified as a discontinued operation. Effective December 30, 2008 the Company sold Foresight TPA to HealthScope Benefits Inc. and incurred a $100,000 net loss in connection with this sale. At closing, Foresight TPA had a working capital deficit of $45,000. This amount is recorded as a discontinued operation liability at December 31, 2008 and, pursuant to the terms of the sale agreement, was paid to HealthScope Benefits Inc. during February 2009.
•	ACP Agency. During June 2008, the Company sold all of ACP Agency’s rights to future override commissions on substantially all of the Medicare supplement business previously sold by agents contracted with ACP Agency. Accordingly, this agency, which was previously included in the Insurance Marketing Division, has been reclassified as a discontinued operation. The gain from the sale of future override commissions aggregated $556,000, comprising:
•	An initial gain of $385,000 recorded in June 2008. This gain consists of $764,000 of proceeds received, less a $400,000 charge for accelerated intangible asset amortization and a net benefit of $21,000 attributable to miscellaneous adjustments.
•	An additional gain of $196,000 recorded in December 2008. This amount, which was determined by the average policy termination rate of the business sold during the six month period to December 31, 2008, is recorded as a discontinued operations’ asset at December 31, 2008. The $196,000 of contingent proceeds was received during February 2009.
•	Allocation of $25,000 of state and franchise taxes attributable to the gain on sale.
•	Financial Services — Care 125. This operation, which was discontinued in December 2006, previously provided health savings account (HSA), health reimbursement arrangements (HRA) and medical and dependant care flexible spending account (FSA) programs for sale by agents and brokers.
•	Vergance. Effective June 30, 2006, the Company discontinued this operation, which had previously been included in the Consumer Plan Division. Vergance commenced operations in the third quarter of 2005 selling neutraceutical products under the Natrience brand; however sales were immaterial.
The following table sets forth revenue for the discontinued operations:

	For the Year Ended December 31,
$ in thousands	2008	2007	2006
Total Revenue (excluding gain (loss) on sale):
Foresight TPA	$3,223	$6,583	$7,409
ACP Agency	1,501	4,887	—
Financial Services — Care 125	—	—	69
Vergance	—	—	56

Total revenue	$4,724	$11,470	$7,534

Note 3 — Discontinued Operations, continued
The following table sets forth net income (loss) from the discontinued operations:

	For the Year Ended December 31,
$ in thousands	2008	2007	2006
Pre-tax income (loss) from operations:
Foresight TPA (a)	$(1,814)	$(3,565)	$(2,221)
ACP Agency (b)	138	(3,738)	—
Financial Services — Care 125	—	—	(121)
Vergance	—	—	(789)

Total pre-tax loss from operations	(1,676)	(7,303)	(3,131)
Provision for income tax expense (benefit)	46	65	(64)

Total net loss from operations	(1,722)	(7,368)	(3,067)

Gain (loss) on sale, net of taxes:
Foresight TPA	(100)	—	—
ACP Agency	556	—	—

Total net loss	$(1,266)	$(7,368)	$(3,067)

a)	Foresight TPA’s loss for the years ended December 31, 2007 and 2006 include goodwill and asset impairment charges of $4,092,000 and $3,640,000, respectively.

b)	ACP Agency’s loss for the year ended December 31, 2007 includes a $4,000,000 goodwill impairment charge.
Note 4 — Business Acquisitions
On January 30, 2007, the Company completed its merger with Insurance Capital Management USA, Inc. (“ICM”) and on October 1, 2007, the Company completed its acquisition of Protective Marketing Enterprises, Inc. (PME) from Protective Life Insurance Company (Protective Life).
The ICM acquisition provided the Company with future commission revenue from a book of health insurance policies in force, a broader range of insured health care products and services and an established distribution channel of health insurance agents. The purchase consideration comprised the issuance of 6,756,382 shares of Company common stock. 4,498,529 shares were issued on January 30, 2007 and an additional 2,257,853 shares were issued on May 31, 2007 based upon the acquired ICM companies having achieved the adjusted EBITDA target of $1,250,000 for the year ended December 31, 2006. The recorded cost of the acquisition of $11,143,000 consisted of $10,540,000 attributable to the issuance of the 6,756,382 shares and $603,000 of costs directly related to the acquisition. This purchase price exceeded the estimated market value of ICM’s net identifiable assets and resulted in the recording of $10,087,000 of goodwill, of which $4,000,000 was attributed to the subsequently discontinued ACP Agency operation. ICM’s results of operations are included in our financial statements from January 30, 2007 forward.
The PME acquisition provided the Company with a wholesaler of discount medical service products, an existing base of consumer plan members, a proprietary dental and vision provider networks, and a back office administrative platform. The net cash consideration for the acquisition was $851,000, comprising a $1,098,000 payment to Protective Life, and a $41,000 payment of acquisition costs, less $288,000 of acquired unrestricted cash.

Note 4 — Business Acquisitions – continued
The cost of the acquisitions of ICM and PME was allocated as follows:

		Reclassification
		of ACP		Combined
	ICM	Agency to	PME	Total-
	(Acquired	Discontinued	(Acquired	Continuing
$ in thousands	1/30/07)	Operations	10/1/07)	Operations
Unrestricted cash	$77	$—	$288	$365
Restricted cash	—	—	131	131
Accounts receivable, net	915	(95)	205	1,025
Advanced agent commissions, net	4,795	(756)	—	4,039
Current assets of discontinued operations	—	851	—	851
Fixed assets, net	35	—	77	112
Goodwill, net	10,087	(4,000)	—	6,087
Other intangible assets, net	3,700	(720)	1,073	4,053
Other assets	37	—	36	73
Non-current assets of discontinued operations	—	4,720	—	4,720
Accounts payable and accrued liabilities	(1,640)	292	(412)	(1,760)
Debt	(2,404)	—	—	(2,404)
Unearned commissions	(3,603)	955	—	(2,648)
Deferred service and enrollment fees, net	(423)	342	(180)	(261)
Deferred tax liability, net	(433)	—	—	(433)
Current liabilities of discontinued operations	—	(1,589)	—	(1,589)

Total	$11,143	$—	$1,218	$12,361

Purchase consideration:
Issuance of common stock	$10,540	$—	$—	$10,540
Cash payment	—	—	1,098	1,098
Acquisition costs	603	—	41	644
Issuance of stock options	—	—	79	79

Total	$11,143	$—	$1,218	$12,361

Judgment was exercised in the determination of the fair value of the acquired assets and liabilities, especially with regard to the valuation of goodwill and other intangible assets. Goodwill is deemed to have an infinite life and is subject to periodic analysis for possible impairment. The other intangible assets represent the estimated value, at the date of the acquisition, of:
•	ICM - Policies in force (“Customer Contracts”) of $ 1,800,000, of which $720,000 was allocated to ACP Agency, and certain AHCP Agency relationships (“Agent Relationships”) of $1,900,000. These assets are being amortized on a straight-line basis over three years and eight years, respectively.
•	PME - Memberships in force (“Customer Contracts”) of $482,000 and certain dental and vision provider network contracts (“Network Contracts”) of $591,000. These assets are being amortized on a straight-line basis over four and eight years, respectively.
Goodwill and other intangible assets arising from the ICM acquisition are not deductible for federal income tax purposes. Intangible assets arising from the PME acquisition are amortizable and deductible for federal income tax purposes pursuant to an available Section 338 election.

The following pro-forma condensed results of operations have been prepared as if the Company’s acquisitions of ICM and PME occurred on January 1, 2006:

	For the Year Ended December 31,
$ in thousands	2008	2007	2006
Total Revenue (a)	$35,171	$37,199	$50,054

Loss from continuing operations	$(1,188)	$(5,613)	$(5,160)
Loss from discontinued operations	(1.266)	(7,346)	(3,196)

Net loss	$(2,454)	$(12,959)	$(8,356)

Basic and diluted net loss per share:
Continuing operations	$(0.06)	$(0.28)	$(0.27)
Discontinued operations	(0.06)	(0.36)	$(0.17)

Total	$(0.12)	$(0.64)	$(0.44)

Weighted average number of common shares outstanding, basic and diluted	20,269,145	20,242,944	19,188,973

a)	PME’s decision to discontinue much of its marketing activities by the beginning of 2007 contributed to a substantial decline in revenue relative to the prior year.
Note 5 — Accounts Receivable
Accounts receivable at December 31, 2008 and 2007 consist of:

	December 31,
$ in thousands	2008	2007
Accounts receivable:
From insurance carriers	$936	$793
Other, including discount card private label and wholesale programs	218	246
Allowance for doubtful accounts	(116)	(75)

Accounts receivable, net	$1,038	$964

Based on the information available to the Company, the Company believes its allowances for doubtful accounts is adequate. However, actual write-offs might exceed the recorded allowance. The Company recognized bad debt expense applicable to accounts receivable of $143,000, $37,000, and $39,000 for the years ended December 31, 2008, 2007 and 2006, respectively. All of these charges were attributable to discount card private label and wholesale programs.
Note 6 — Advanced Agent Commissions
Advanced agent commissions at December 31, 2008 and 2007 consist of:

	December 31,
$ in thousands	2008	2007
Advances funded by:
Insurance carriers	$5,159	$3,683
Speciality lending corporation	1,249	452
Commercial bank	—	425
Self-funded	1,267	782

Sub-total	7,675	5,342
Allowance for doubtful recoveries	(850)	(400)

Advanced agent commissions, net	$6,825	$4,942

Note 6 — Advanced Agent Commissions – continued
The allowance for doubtful recoveries was determined based primarily upon estimates of the recovery of future commissions expected to be earned by the agents to whom advances are outstanding and, where applicable, the agents responsible for their management. The Company recognized bad debt expense on advanced agent commissions of $450,000 in 2008 and $312,000 in 2007.
The allowance for doubtful recoveries reflects significant judgment regarding the estimates used in the determination of the allowance. Accordingly, subsequent actual results may differ from the assumptions and estimates incorporated into the analysis undertaken at December 31, 2008.
Note 7 — Prepaid Expenses and Other Assets
Prepaid expenses and other assets at December 31, 2008 and 2007 consist of:

	December 31,
$ in thousands	2008	2007
Prepaid insurance charges	$97	$88
Other items, including inventory	58	66

Total prepaid expenses	$155	$154

Unamortized CFG loan origination fee	$86	$—
Office premises rent deposit	39	39
Other items	—	30

Total other assets	$125	$69

Note 8 — Fixed Assets
Fixed assets at December 31, 2008 and 2007 consist of:

	December 31,
$ in thousands	2008	2007
Furniture and fixtures	$86	$83
Leasehold improvements	251	172
Computer and office equipment	1,344	1,195
Software	986	955

Total cost	2,667	2,405
Accumulated depreciation	(2,135)	(1,958)

Total fixed assets, net	$532	$447

The Company incurred depreciation charges of $232,000, $218,000 and $669,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Note 9 — Goodwill and Other Intangible Assets
The changes in the carrying amount of the Company’s goodwill and other intangible assets for the years ended December 31, 2008, 2007 and 2006 are as follows:

		Intangible	Combined
$ in thousands	Goodwill	Assets	Total
Balance at December 31, 2005	$6,179	$—	$6,179
Changes during 2006:
Goodwill impairment charge — Capella	(2,800)	—	(2,800)

Balance at December 31, 2006	3,379	—	3,379

Changes during 2007:
Acquistion of ICM	10,087	3,700	13,787
Reclassification of allocated ACP Agency goodwill and intangible assets to discontinued operations	(4,000)	(720)	(4,720)
Acquistion of PME	—	1,073	1,073
Intangible asset amortization charge	—	(591)	(591)
Goodwill impairment charge — Capella	(3,377)	—	(3,377)
Goodwill impairment charge — ICM	(600)	—	(600)

Balance at December 31, 2007	5,489	3,462	8,951

Changes during 2008:
Intangible asset amortization charge	—	(794)	(794)

Balance at December 31, 2008	$5,489	$2,668	$8,157

During 2007, the Company recorded additions to intangible assets subject to amortization of $4,773,000, of which $720,000 was allocated to ACP Agency and subsequently reclassified to discontinued operations. The components of the $4,053,000 of finite-lived intangible assets acquired during 2007 and attributed to continuing operations (of which $2,980,000 is attributable to ICM and $1,073,000 attributable to PME) are:
•	$1,562,000 — Policies in-force (3.3 years);
•	$1,900,000 — Agent relationships (8 years); and
•	$591,000 — Network contracts (8 years).
These assets have no significant residual values. Estimated future amortization expense for those intangible assets for the next five years is as follows:

$ in thousands	2009	2010	2011	2012	2013	Total
Amortization expense	$794	$460	$402	$311	$311	$2,278
Capella goodwill impairment charges recorded in 2006 and 2007 related to the continued decline in members and revenues and the failure of certain new product and marketing initiatives to achieve expected results. At December 31, 2007, all of the previously recorded Capella goodwill had been fully written off. All of the December 31, 2008 goodwill balance of $5,489,000 is attributable to the January 2007 ICM merger transaction.
The above table excludes goodwill impairment charges attributable to discontinued operations. In 2007 Foresight TPA recorded a $4,092,000 impairment charge to reflect the loss of significant contracts and ACP Agency recorded a $4,000,000 impairment charge attributable to the significant decline in sales of Medicare supplemental policies. In 2006, Foresight TPA recorded a $3,640,000 goodwill impairment charge to reflect a decline in the number of lives covered under plans that it administered. There was no recorded goodwill balance for discontinued operations at December 31, 2007 or December 31, 2008.
Goodwill is subject to impairment valuations as described above but is not subject to amortization. To the extent that previously projected estimated future cash flows incorporated into the most recent impairment analysis do not occur, then further goodwill impairment charges may occur.

Note 10 — Accrued Liabilities
Accrued liabilities at December 31, 2008 and 2007 consists of:

	December 31,
$ in thousands	2008	2007
Accrued payroll and benefits	$197	$287
Accrued professional fees	138	177
Accrued settlement provision and defense costs	347	202
Accrued agency convention and marketing credit costs	292	236
Accrued administrative and processing charges	—	338
Accrued membership refunds	163	236
Other accruals	353	545

Total accrued liabilities	$1,490	$2,021

Note 11 — Debt
Short-term and long-term debt at December 31, 2008 and 2007 consists of:

	December 31,
$ in thousands	2008	2007
Short-term debt	$520	$1,255
Long-term debt	729	—

Total debt	$1,249	$1,255

Loan from specialty lending corporation	$1,249	$452
Commercial bank — revolving lines of credit	—	425
Promissory note from related party	—	378

Total debt	$1,249	$1,255

During March 2008, the Company obtained a new $1,605,000 loan from Commission Funding Group (CFG), a specialty lending corporation. $731,000 of these proceeds were used immediately to fully repay the prior CFG loan, the outstanding commercial bank revolving lines of credit, and the $115,000 loan origination fee. The current CFG loan matures March 2011, and the principal is repayable in equal monthly installments. The current interest rate charge, which is variable, together with the loan origination fee amortization charge, is currently 10%, the minimum rate provided by the loan agreement. The loan may be prepaid without penalty. Collateral provided to CFG includes rights, only in the event of a default, to certain AHCP Agency commissions from insurance carriers. Future loan principal repayment obligations comprise:

$ in thousands	2009	2010	2011	Total
Loan principal repayment obligations	$520	$576	$153	$1,249
During September 2007, the Company obtained a $500,000 loan from the estate of Peter Nauert, the former chairman and chief executive officer of the Company who passed away in August 2007. This related party loan was paid in full during October 2008.
During February 2009, the Company obtained a stand-by line of credit facility from Alliance HealthCard of up to $300,000. No amounts were drawn down under this facility, which was cancelled effective April 1, 2009 in connection with the Company’s merger into Alliance HealthCard on that date.
Note 12 — Operating Leases
The Company has leased various office spaces through December 15, 2011. For the years ended December 31, 2008, 2007 and 2006, the Company incurred rent expense related to office space of $376,000, $278,000 and $393,000, respectively. Future minimum lease commitments on this space are as follows:

	Less than			More than
$ in thousands	1 Year	1-2 Years	3-5 Years	5 Years	Total
Future lease commitments	$288	$295	$262	$—	$845

Note 13 — Stock Based Compensation
During the years ended December 31, 2008, 2007 and 2006, the Company granted 25,000, 397,500 and 310,000 common stock options, respectively. The fair value of each option award is estimated on the date of the grant using the binomial lattice-option pricing model. The option pricing model requires a number of assumptions, the most significant of which are:
•	Expected stock price volatility — reflect historical stock price activity; applied a 72% factor for options granted in 2008,
•	Expected life of options — grant term (2008 option grants expire after 5 years and vest 25% over each of the first four years of the grant term), adjusted for an expected 31% pre-vesting forfeiture based on historical experience

•	Risk free interest rate — based on the U.S Treasury yield curve in effect at the time of the grant (2.7% for 2008 grants)

•	Dividend yield — none
Personnel costs for the years ended December 31, 2008, 2007 and 2006 include stock based compensation charges of $29,000, $401,000 and $231,000, respectively.
Changes in outstanding and exercisable common stock options for the years ended December 31, 2008, 2007 and 2006 are as follows:

		Weighted	Average
		Average	Fair Value
	Number of	Exercise	at Grant
	Options	Price	Date
Options outstanding at January 1, 2006	1,301,354	$3.48	$1.58
Changes during 2006:
Options granted	310,000	$1.76	$0.95
Options exercised	—	$—	$—
Options cancelled	(184,000)	$(4.13)	$(1.77)

Options outstanding at December 31, 2006	1,427,354	$2.21	$1.39
Changes during 2007:
Options granted	397,500	$1.90	$0.93
Options exercised	—
Options cancelled	(507,354)	$(2.64)	$(1.61)

Options outstanding at December 31, 2007	1,317,500	$1.95	$1.16
Changes during 2008:
Options granted	25,000	$1.25	$0.48
Options exercised	—
Options cancelled	(403,000)	$(1.94)	$(1.34)

Options outstanding at December 31, 2008	939,500	$1.94	$1.07

All of the outstanding and exercisable common stock options at December 31, 2008, which are set forth below, had an exercise price which was higher than the Company’s closing stock price of $0.23 at that date.

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
	Outstanding	Average	Average	Outstanding	Average
	at Dec. 31,	Remaining	Exercise	at Dec. 31,	Exercise
Price Range	2008	Life (years)	Price	2008	Price
Exercise price below $1.76	282,000	3.1	$1.35	257,000	$1.36
Exercise price of $1.76 to $3.55	646,500	1.8	$2.16	559,000	$2.22
Exercise price above $3.55	11,000	0.2	$3.88	11,000	$3.88

	939,500	2.2	$1.94	827,000	$1.97

Note 13 — Stock Based Compensation, continued
The weighted average remaining life of the 827,000 exercisable options outstanding at December 31, 2008 is 2.0 years. There were 112,500 non-vested options outstanding at December 31, 2008. The weighted average period over which these non-vested options will vest is 1.0 years and the estimated total compensation cost which will be recognized over this period is $27,000. The following table sets forth the change in non-vested options during the year ended December 31, 2008.

	At Dec. 31,	Year Ended December 31,2008			At Dec. 31,
	2007	Granted	Vested	Cancelled	2008
Non-vested options	309,000	25,000	(80,250)	(141,250)	112,500
Weighted average grant date fair value	$1.11	$0.49	$1.30	$1.06	$0.90

Note 14 — Employee Benefit Plan
The Company has adopted a retirement plan that includes a 401(k) deferred compensation feature. All employees who have completed at least six months of service and are 21 years of age or older may participate in the plan. Through December 31, 2008, the Company made matching contributions of up to 50% of a participant’s contributions limited to 3% of the participant’s annual compensation. The Company matching contributions vest 20% per year and become fully vested after the participant has 6 or more years of service. During 2008, 2007 and 2006, the Company made $55,000, $51,000 and $112,000, respectively, in matching contributions to the Plan. All participant contributions are fully vested.
Note 15 — Income Taxes
The income tax provision for the years ended December 31, 2008, 2007 and 2006 consists of:

	Year Ended December 31,
$ in thousands	2008	2007	2006
Current provision	$65	$(159)	$(465)
Deferred provision	—	(432)	415

Total provision for income tax expense (benefit)	$65	$(591)	$(50)

Total tax provision (benefit) for continuing operations	$(6)	$(656)	$14
Total tax provision (benefit) for discontinued operations	71	65	(64)

Total provision for income tax expense (benefit)	$65	$(591)	$(50)

The following table sets forth a reconciliation of the provision for income taxes for continuing operations with amounts determined by applying the statutory US federal income tax rate to the loss before taxes:

	Year Ended December 31,
	2008	2007	2006
Federal statutory rate	34.0%	34.0%	34.0%
Non-deductible goodwill impairment charges	0.0%	-21.0%	-20.5%
State taxes included in the federal tax computation	8.4%	-1.0%	-3.4%
Change in valuation allowance:
Net impact of purchase accounting — ICM acquisition	0.0%	6.7%	0.0%
Other changes in valuation allowance	-39.5%	-11.7%	-20.6%
Other adjustments, net	-2.9%	0.3%	-1.0%

Total federal tax provision	0.0%	7.3%	-11.5%
State and franchise income taxes	0.5%	2.9%	11.2%

Total provision for income tax (expense) benefit	0.5%	10.2%	-0.3%

Note 15 — Income Taxes, continued
Deferred income taxes reflect the net tax effects of temporary differences between the recorded values of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. Significant temporary differences at December 31, 2008 and 2007 consist of:

	December 31,
$ in thousands	2008	2007
Deferred tax assets (liabilities) — tax effect of:
Net operating loss carry-forwards	$909	$676
Net capital loss carry-forward	2,189	—
Provision for losses on accounts receivable and agent advances	339	221
Depreciation and impairment of fixed assets	(6)	(30)
Accrued and prepaid expenses, net	469	450
Intangible asset basis difference	(642)	(1,026)
Valuation allowance	(3,258)	(291)

Net deferred tax asset (liability)	$—	$—

At December 31, 2008 the Company had federal net operating loss (“NOL”) carry-forwards of approximately $2,675,000, expiring at various dates through 2028, and, in connection with the sale of Foresight TPA, a $6,439,000 net capital loss (“NCL”) carry-forward, which expires during 2013 This results in, assuming a 34% statutory tax rate, the $909,000 NOL the $2,189,000 NCL included in the above table.
While the Company potentially has significant deferred tax assets, Internal Revenue Code Section 382 places a limitation on the amount of taxable income which can be offset by NOL carry-forwards after a change in control of a loss corporation. Due to these provisions, which will apply subsequent to the April 1, 2009 merger of the Company into Alliance HealthCard Inc., together with a lack of earnings over the past three years, we have determined that it would be inappropriate to record a net deferred tax asset balance at December 31, 2008. The company also believes that it is unlikely that the capital loss carry-forward will be utilized during the applicable five-year carry-forward period. Accordingly, during 2008 the deferred tax valuation allowance was increased by $2,967,000 to $3,258,000 at December 31, 2008.
Note 16 — Commitments and Contingencies
In the normal course of business, the Company may become involved in litigation or in settlement proceedings relating to claims arising out of the Company’s operations. Except as described below, the Company is not a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, could have a material adverse effect on the Company’s business, financial condition and results of operations.
a.	William Andrew Rivell, M.D. and Alan B. Whitehouse, M.D., individually and on behalf of all persons similarly situated, v. Private Health Care Systems and The Capella Group, Inc.; Civil Action File No: CV106-176 was filed and remains pending in the United States District Court for the Southern District of Georgia, Augusta Division. The plaintiffs in this case allege that the contracts entered into by medical providers with our subsidiary, The Capella Group, Inc. (“Capella”) through Capella’s relationship with the Private Health Care Systems network of providers (“PHCS”) did not allow for the use of the providers’ names to market a discount medical plan whereby payment for services is made at the point of service by the consumer, and not by a third party payor such as an insurance company. We vigorously contest this assertion and intend to defend this case. The Plaintiffs are, however, seeking certification of this case as a class action on behalf of all similarly-situated physicians nationwide. If the plaintiffs succeed with such certification and ultimately prevail in the case, it could have a material adverse affect on our financial condition and our results of operation. The case was originally instituted on November 17, 2006, but was thereafter dismissed by the District Court. The United States Court of Appeals for the Eleventh Circuit vacated such dismissal and remanded the case to the District Court on March 24, 2008, in which court it remains pending. We cannot provide any assurance regarding the outcome or the results of this litigation.

Note 16 — Commitments and Contingencies, continued
b.	State of Texas v The Capella Group, Inc. et al. The State of Texas filed a lawsuit against Capella on April 28, 2005. The lawsuit was filed in the 98th District Court of Travis County, Texas as case number GV501264. The lawsuit alleged that Care Entreée, directly and through at least one other party that formerly resold the services of Care Entreée’s to the public, violated certain provisions of the Texas Deceptive Trade Practices Consumer Protection Act. The lawsuit sought, among other things, injunctive relief, unspecified monetary penalties and restitution. We settled that suit by entering into an Agreed Final Judgment and Permanent Injunction that was effective on January 6, 2009. The Agreement requires us to pay a total of $400,000 in penalties and fees. $100,000 of that amount was paid in December 2008. The remaining amount is due in installments of $100,000 on January 1, 2010 and of $200,000 on June 1, 2010.
c.	Zermeno v Precis, Inc. The case styled “Manuela Zermeno, individually and on behalf of the general public; and Juan A. Zermeno, individually and on behalf of the general public v Precis, Inc., and Does 1 through 100, inclusive” was filed on August 14, 2003 in the Superior Court of the State of California for the County of Los Angeles under case number BC 300788. The Zermeno plaintiffs are former members of the Care Entreée discount healthcare program who allege that they (for themselves and for the general public) are entitled to injunctive, declaratory, and equitable relief under California Health and Safety Code § 445 (“Section 445”). That provision governs medical referral services. The plaintiffs’ also sought relief under Business and Professions Code § 17200, California’s Unfair Competition Law (“Section 17200”).
On December 21, 2007, we received a favorable verdict. The plaintiffs have appealed the judgment in our favor. A negative result in this case could have a material affect on our financial condition and would limit our ability (and that of other healthcare discount programs) to do business in California. We believe that we have complied with all applicable statues and regulations in the state of California. Although we believe the Plaintiffs’ claims are without merit, we cannot provide any assurance regarding the outcome or results of this litigation.
d.	States General Life Insurance Company. In February 2005, States General Life Insurance Company (“SGLIC”) was placed in permanent receivership by the Texas Insurance Commission (The State of Texas v States General Life Insurance Company, Cause No. GV-500484, in the 126th District Court of Travis County, Texas.) Pursuant to letters dated October 19, 2006, the Special Deputy Receiver (the “SDR”) of SGLIC asserted certain claims against ICM, its subsidiaries, Peter W. Nauert, ICM’s Chairman and Chief Executive Officer, and G. Scott Smith, a former Executive Officer of ICM, totaling $2,839,000. The SDR is seeking recovery of certain SGLIC funds that it alleges were inappropriately transferred and paid to or for the benefit of ICM, its subsidiaries and Messrs. Nauert and Smith. These claims are based upon assertions of Texas law violations, including prohibitions against self-dealing, participation in breach of fiduciary duty and preferential and fraudulent transfers. Mr. Nauert was in control and Chairman of the Board of SGLIC when it was placed in receivership by the Texas Insurance Commission. The Company, its subsidiaries and Messrs. Nauert and Smith intend to exercise their full rights in defense of the SDR’s asserted claims. The SDR filed its own action against SGLIC, pending in the 126th District Court of Travis County, Texas under cause No. GV-500484 and against Messrs. Nauert and Smith, ICM, certain subsidiaries of ICM and other parties, in the 126th District Court of Travis County, Texas under cause No. D-l-GN-06-4697. Access Plans has been named as a defendant in this action as a successor-in-interest to ICM.
On May 6, 2008 our Motion for Summary Judgment on various matters was granted. The order granting our motion dismissed the Special Deputy Receiver’s causes of action related to recovery from affiliates, fraudulent transfers, avoidable preferences and under the Uniform Fraudulent Transfer Act. The granting of our motion did not summarily dismiss the case, but it narrowed the issues.

Note 16 — Commitments and Contingencies, continued
In connection with the Company’s acquisition of ICM and its subsidiaries, Mr. Nauert and the Peter W. Nauert Revocable Trust have agreed to fully indemnify ICM and the Company against any losses resulting from this matter. Although the Company can provide no assurance, we believe that the ultimate outcome of these claims and lawsuits will not have a material adverse effect on the Company’s consolidated financial condition, results of operation, or liquidity, and no amounts for any potential losses have been accrued at December 31, 2008.
e.	American Insurance Agencies of Greater Florida, Inc. v. America’s Health Care/RX Plan Agency, Inc., Access Plans USA, Inc. and William Gorski, Walter S. Bischofberger, and Louis Gragnano; Case No. 2008CA002639NC, was filed on February, 2008, and remains pending in the Circuit Court of the Twelfth Judicial Circuit, In and For Sarasota County, Florida. The plaintiff is an insurance agency. The individual defendants are insurance agents that were previously appointed by the plaintiff and now do business with our subsidiary, AHCP Agency. The plaintiff alleges that the individual defendants violated non-competition agreements and that the Company defendants used confidential information of the plaintiffs to poach the agents and interfere with the contracts between the agents and the plaintiff agency. We believe that we did not violate any agreement with the plaintiffs and that we did not use any confidential information of the plaintiffs and we are defending this case. We cannot provide any assurance regarding the outcome or the results of this litigation.
At December 31, 2008, the Company had accrued $347,000, inclusive of defense costs, for the resolution of the above matters. While it is possible that we may incur costs in excess of this amount, we are unable to provide a reasonable estimate of the range of additional costs that may be incurred.
Note 17 — Credit Risk Concentration
The company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk.
The Company’s Consumer Plan customers are not concentrated in any specific distribution relationship. Two insurance carrier relationships account for 70% and 60% of Insurance Marketing’s revenue for the years ended December 31, 2008 and 2007, respectively. These carriers accounted for 79% of the accounts receivable at December 31, 2008 and 59% of the unearned commissions at that date. The majority of the revenue of the discontinued Foresight TPA operation was derived from contractual relationships with a limited number of municipal entities.
Note 18 — Related Party Transactions
During the year ended December 31, 2008, the Company repaid in full the loan it had obtained in the prior year from the estate of Peter Nauert, the Company’s former Chairman and CEO — see note 11.
During the years ended December 31, 2008 and 2007, the Company charged Insurance Producers Group of America, Inc. (“IPG”) $29,000 and $40,000, respectively for the sub-lease of certain office space, and in 2007, modest administrative services. IPG is managed by individuals not related to the Company, but Ian Stuart, the Company’s Interim President and CEO (through March 31, 2009), owns approximately 12% of the issued and outstanding shares of IPG. During March 2008, the Peter Nauert estate sold its majority ownership interest in IPG to a third party.
Through January 2007, the Company paid $24,000 of rent to a company affiliated with the former CEO of Foresight TPA (the discontinued operation which we sold on December 30, 2008) and also earned revenue from this company of $146,000 and $684,000 for the years ended December 31, 2007 and 2006, respectively.

Note 19 — Segment Reporting
Historically, the Company pursued distinct marketing strategies for various divisions and separately managed these divisions. While there has been a substantial narrowing of focus during 2008 and integration of critical support functions, the Company has elected to continue to separately report the results of its Consumer Plan and Insurance Marketing divisions and to segregate certain costs not directly allocable to these divisions, including costs attributable to operating as a public entity, in Corporate and Other.
The table set forth below provides summary segment information for Continuing Operations:

	Consumer	Insurance		Total
	Plan	Marketing	Corporate	Continuing
$ in thousands	Division	Division	and Other	Operations
Year ended December 31, 2008:
Total revenue	$14,230	$20,919	$22	$35,171
Income (loss) before income taxes	222	729	(2,145)	(1,194)
Provision for income taxes (benefit)	13	25	(44)	(6)

Net income (loss)	209	704	(2,101)	(1,188)

Total assets held	$1,847	$15,293	$699	$17,839

Year ended December 31, 2007:
Total revenue	$13,690	$15,246	$36	$28,972

Income (loss) before income taxes	(3,396)	(634)	(2,413)	(6,443)
Provision for income taxes (benefit)	16	13	(685)	(656)

Net income (loss)	(3,412)	(647)	(1,728)	(5,787)

Total assets held	$2,557	$14,215	$2,790	$19,562

Year ended December 31, 2006:
Total revenue	$14,443	$—	$82	$14,525

Income (loss) before income taxes	(2,814)	—	(1,829)	(4,643)
Provision for income taxes (benefit)	(9)	—	23	14

Net income (loss)	(2,805)	—	(1,852)	(4,657)

Total assets held	$5,448	$—	$5,887	$11,335

CONSOLIDATING SCHEDULES

ACCESS PLANS USA, INC.
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 2008

		Protective				Other
		Marketing	AHCP	ACP	Foresight	Legal	Consolidated
Dollars in thousands	Capella	Enterprise	Agency	Agency	TPA	Entities*	Total
ASSETS
Cash and cash equivalents	$51	$141	$81	$3	$—	$60	$336
Restricted short-term investments	—	133	—	—	—	538	671

Total cash and investments	51	274	81	3	—	598	1,007
Accounts receivable, net	74	28	936	(2)	—	2	1,038
Income taxes receivable	—	—	—	—	—	—	—
Advanced agent commissions, net	—	—	6,825	—	—	—	6,825
Prepaid expenses	50	8	—	—	—	97	155
Deferred tax asset	—	—	—	—	—	—	—
Current assets of discontinued operations	—	—	—	196	—	—	196

Total current assets	175	310	7,842	197	—	697	9,221
Fixed assets, net	532	—	—	—	—	—	532
Goodwill, net	—	—	5,489	—	—	—	5,489
Other intangible assets, net	—	833	1,835	—	—	—	2,668
Other assets	—	1	87	—	—	37	125

Total assets	$707	$1,144	$15,253	$197	$—	$734	$18,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$42	$41	$9	$—	$—	$416	$508
Accrued commissions payable	22	48	240	47	—	4	361
Accrued liabilities	638	153	360	3	—	336	1,490
Income taxes payable	—	—	—	—	—	128	128
Short-term debt	—	—	520	—	—	—	520
Current portion of capital leases	—	—	—	—	—	—	—
Unearned commissions	—	—	5,159	—	—	—	5,159
Deferred service and enrollment fees, net of acquisition costs	192	71	—	—	—	—	263
Current liabilities of discontinued operations	—	—	—	—	45	—	45

Total current liabilities	894	313	6,288	50	45	884	8,474
Long-term debt	—		729	—	—	—	729
Deferred tax liability	—		—	—	—	—	—

Total liabilities	894	313	7,017	50	45	884	9,203

Stockholder’s Equity—comprising common stock, paid-in capital, accumulated earnings (deficit) and inter-company accounts, less treasury stock	(187)	831	8,236	147	(45)	(150)	8,832

Total liabilities and stockholders’ equity	$707	$1,144	$15,253	$197	$—	$734	$18,035

*	Other legal entities comprise the parent company, Access Plans USA, Inc. and other intermediate holding companies that do not have any significant operating activity.

ACCESS PLANS USA, INC.
CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

		Protective				Other
		Marketing	AHCP	ACP	Foresight	Legal	Consolidated
Dollars in thousands	Capella	Enterprise	Agency	Agency	TPA	Entities*	Total
Commission and service revenues	$9,118	$5,112	$20,139	$—	$—	$21	$34,390
Interest income on agent advances	—	—	781	—	—	—	781

Total revenue	9,118	5,112	20,920	—	—	21	35,171

Commission expenses	2,213	2,562	14,872	.	—	7	19,654
Provider network fees and other direct costs	2,724	915	1,140	—	—	2	4,781
Interest expense attributable to funding agent advances	—	—	163	—	—	—	163

Total direct costs	4,937	3,477	16,175	—	—	9	24,598

Gross margin	4,181	1,635	4,745	—	—	12	10,573
Personnel costs, including benefits	2,077	1,163	1,879	—	—	1,089	6,208
Other sales, general and administrative expenses	1,271	711	1,505	—	—	912	4,399
Depreciation and intangible asset amortization	111	277	632	—	—	6	1,026
Goodwill and intangible asset impairment charges	—	—	—	—	—	—	—
Severance and other asset impairment charges	—	—	—	—	—	164	164

Total operating expenses	3,459	2,151	4,016	—	—	2,171	11,797

Operating income (loss)	722	(516)	729	—	—	(2,159)	(1,224)
Other income (expense):
Interest income	24	4	—	—	—	14	42
Interest expense	(5)	(7)	—	—	—	—	(12)

Total other income (expense)	19	(3)	—	—	—	14	30

Income (loss) from continuing operations before income taxes	741	(519)	729	—	—	(2,145)	(1,194)
Provision for income tax expense (benefit)	10	3	25	—	—	(44)	(6)

Income (loss) from continuing operations	731	(522)	704	—	—	(2,101)	(1,188)
Income (loss) from discontinued operations, net	—	—	—	666	(1,932)	—	(1,266)

Net income (loss)	$731	$(522)	$704	$666	$(1,932)	$(2,101)	$(2,454)

*	Other legal entities comprise the parent company, Access Plans USA, Inc., and other intermediate holding companies that do not have any significant operating activity.

(b) Pro Forma Financial Information.
The unaudited pro forma financial statements giving effect to the acquisition of Access Plans USA, Inc. by Alliance HealthCard, Inc. appear at pages PF-1 through PF-7 of this report.
UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
The following unaudited pro forma condensed combining financial statements give effect to the merger-acquisition of Access Plans USA, Inc. by Alliance HealthCard, Inc., based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combining financial statements. In addition, the unaudited pro forma condensed combining statement of operations for the year ended September 30, 2008 also gives effect to the divesture of Access HealthSource, Inc. and ACP Agency by Access Plans USA, Inc., that was a required condition of the merger based on the assumptions and adjustments set forth in the accompanying notes.
The unaudited pro forma condensed combining financial statements assume the issuance of 6,800,000 shares of Alliance HealthCard’s common stock in connection with the merger-acquisition.
The unaudited pro forma condensed combining statement of operations for the year ended September 30, 2008 also assumes the Alliance HealthCard common stock shares were outstanding for that entire year.
The value assigned to the number of shares of Alliance HealthCard’s common stock issued in connection with the proposed merger is based on Alliance HealthCard’s common stock price on November 14, 2008, the date the merger-acquisition was announced. This results in a common stock price of $0.60 for pro forma valuation purposes.
The purchase price of Alliance HealthCard’s acquisition of Access Plans USA, Inc. has been allocated based on preliminary estimates of the fair value of the acquired assets and liabilities. See Note 1 to the Notes to Unaudited Pro Forma Condensed Combining Balance Sheet. The pro forma adjustments are subject to change pending a final analysis of the fair values of the assets and liabilities of Access Plans USA. The impact of these changes could be material.
Periods Covered
The unaudited pro forma condensed combining statement of operations for the year ended September 30, 2008 is based on the individual historical statements of operations of Alliance HealthCard and Access Plans USA as if the merger-acquisition occurred on October 1, 2007. The unaudited pro forma condensed combining statement of operations of Alliance HealthCard for the year ended September 30, 2008 is based on the audited historical statement of operations of Alliance HealthCard, Inc. The unaudited pro forma condensed combining statement presented for Access Plans USA, Inc. for the year ended September 30, 2008 is based on its audited historical statement of operations for the year ended December 31, 2007 adjusted for removal of the nine months ended on September 30, 2007 and the addition of its unaudited historical statement of operations for the nine months ended September 30, 2008, adjusted to exclude its discontinued operations (the divesture of Access Healthsource, Inc. and ACP Agency).
The unaudited pro forma unaudited condensed combined statements of operations of Alliance HealthCard, Inc. for the three months ended December 31, 2008 are based on the unaudited historical statement of operations of Alliance HealthCard, Inc. The unaudited pro forma condensed combining statement presented for Access Plans USA, Inc. for the three months ended December 31, 2008 is based on its audited historical statement of operations for the year ended December 31, 2008 adjusted for removal of the nine months ended on September 30, 2008, adjusted to exclude its discontinued operations (the divesture of Access Healthsource, Inc. and ACP Agency).
The unaudited pro forma condensed combining balance sheet as of December 31, 2008 is based on the individual historical unaudited balance sheet of Alliance HealthCard, Inc. and audited balance sheet of Access Plans USA, Inc. (adjusted to give effect to the assumed divesture of Access HealthSource and ACP Agency), as if the merger-acquisition occurred on December 31, 2008.
The unaudited pro forma condensed combining financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma condensed combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger-acquisition had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations. The pro forma condensed combining financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Access Plans USA, Inc. into Alliance HealthCard, Inc.
This unaudited pro forma condensed combining financial information is based upon and should be read in conjunction with the respective historical consolidated financial statements and related notes of Access Plans USA, Inc. appearing elsewhere in this report and those of Alliance HealthCard, Inc. appearing in its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the“Commission”) on December 29, 2008 and in its Quarterly Report on Form 10-Q filed with the Commission on February 12, 2009 (each of which is incorporated by reference).

ALLIANCE HEALTHCARD, INC.
UNAUDITED PRO-FORMA COMBINED CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2008
(Dollars in thousands, except Earnings per Share)

	Alliance	Access
	Healthcard	Plans	Pro-Forma		Pro-Forma
	Inc.	USA, Inc.	Adjustments		Combined
Cash and cash equivalents	$3,198	$336	—		$3,534
Restricted short-term investments	157	671	—		828

Total cash and short-term investments	3,355	1,007	—		4,362
Accounts receivable, net	2,679	1,038	—		3,717
Advanced agent commissions, net	—	6,825	—		6,825
Prepaid expenses	35	155	—		190
Assets of discontinued operations	—	196	(196	)c)	—

Total current assets	6,069	9,221	(196)		15,094
Fixed assets, net	166	532	(182	)b)	516
Goodwill and other intangible assets, net	4,117	8,157	(4,419	)a) b)	7,855
Deferred tax asset	565	—	—		565
Other assets	100	125	—		225

Total assets	$11,017	$18,035	$(4,797)		$24,255

Accounts payable	$1,043	$508	—		1,551
Accrued commissions payable	—	361	—		361
Liability for unrecognized tax benefit	166	—	—		166
Other accrued liabilities	1,352	1,490	—		2,842
Claims liability	508	—	—		508
Income taxes payable	310	128	—		438
Short-term debt	—	520	—		520
Current portion of notes payable to related parties	2,290	—	—		2,290
Unearned commissions	—	5,159	—		5,159
Other deferred revenue	722	263	—		985
Liabilities of discontinued operations	—	45	(45	)c)	—

Total current liabilities	6,391	8,474	(45)		14,820
Long-term debt	—	729	—		729
Related party notes payable, less current portion	398	—	—		398

Total liabilities	6,789	9,203	(45)		15,947

Common stock	15	207	(200)a	)	22
Additional paid-in capital	6,808	40,648	(36,575	)a)	10,881
Accumulated deficit	(2,595)	(31,014)	31,014	a)	(2,595)
Less: Treasury stock	—	(1,009)	1,009	a)	—

Total stockholders’ equity	4,228	8,832	(4,752)		8,308

Total liabilities and stockholders’ equity	$11,017	$18,035	$(4,797)		$24,255

a)	Purchase price of $4,080,000 based on the issuance of 6,800,000 shares @ $.60 per share plus acquisition cost of $125,000.

b)
A goodwill and intangible asset of $3,870,000 was recorded based on (i) the difference between the Purchase Price and the estimated fair market value of the acquired net assets of Access Plans USA, (ii) an estimated fixed asset impairment charge of $182,000 attributable to expected post-merger out-sourcing of the fulfillment operations of the Consumer Plan division, plus (iii) accrual of estimated acquisition costs of $125,000.

c)	Eliminate assets and liabilities of Access Plans USA’s discontinued operations, including its subsidiary, Access Health Source.

ALLIANCE HEALTHCARD, INC.
UNAUDITED PRO-FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2008
(Dollars in thousands, except Earnings per Share)

	Alliance	Access
	Healthcard	Plans	Pro-Forma		Pro-Forma
	Inc.	USA, Inc.	Adjustments		Combined
Total revenue	$20,913	$35,550	$—		$56,463
Direct costs	11,113	24,703	—		35,816

Gross margin	9,800	10,847	—		20,647

Personnel costs and other sales and administrative expenses	4,367	10,959	—		15,326
Depreciation and amortization	551	1,018	—		1,569
Restructuring and severance charges	—	164	—		164
Goodwill impairment charges	—	—	—		—

Total operating expenses	4,918	12,141	—		17,059

Operating income (loss)	4,882	(1,294)	—		3,588
Other income (expense)	15	35	—		50

Income (loss) from continuing operations before income taxes	4,897	(1,259)	—		3,638
Income tax expense (benefit)	2,189	(157)	(650	)d)	1,382

Net income (loss) from continuing operations	2,708	(1,102)	650		2,256
Less dividends	—	—	—		—

Net income (loss) available for common stockholders	$2,708	$(1,102)	$650		$2,256

Earnings per share from continuing operations:
Basic	$0.18	$(0.05)			$0.10
Diluted	$0.18	$(0.05)			$0.10

Weighted average number of common shares outstanding (in ‘000)
Basic	14,798	20,269	(13,469	)a)	21,598
Diluted	15,263	20,269	(13,469	)a)	22,063

ALLIANCE HEALTHCARD, INC.
UNAUDITED PRO-FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED DECEMBER 31, 2008
(Dollars in thousands, except Earnings per Share)

	Alliance	Access
	Healthcard	Plans	Pro-Forma		Pro-Forma
	Inc.	USA, Inc.	Adjustments		Combined
Total revenue	$5,669	$8,314	$—		$13,983
Direct costs	3,088	5,764	—		8,852

Gross margin	2,581	2,550	—		5,131

Personnel costs and other sales and administrative expenses	1,216	1,456	—		2,672
Depreciation and amortization	138	953	—		1,091
Restructuring and severance charges	—	265	—		265
Goodwill impairment charges	—	—	—		—

Total operating expenses	1,354	2,674	—		4,028

Operating income (loss)	1,227	(124)	—		1,103
Other income (expense)	(43)	3	—		(40)

Income (loss) from continuing operations before income taxes	1,184	(121)	—		1,063
Income tax expense (benefit)	229	(45)			184

Net income (loss) from continuing operations	955	(76)	—		879
Less dividends	—	—	—		—

Net income (loss) available for common stockholders	$955	$(76)	$—		$879

Earnings per share from continuing operations:
Basic	$0.06	$(0.00)			$0.04
Diluted	$0.06	$(0.00)			$0.04

Weighted average number of common shares outstanding (in ‘000)
Basic	14,833	20,269	(13,469	)a)	21,633
Diluted	14,839	20,269	(13,469	)a)	21,639

ALLIANCE HEALTHCARD, INC.
NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Note 1 — Basis for Presentation
The unaudited pro forma combined condensed financial statements present the pro forma effects of the merger of Access Plans USA, Inc. with Alliance HealthCard, Inc., in accordance with the terms and conditions of the Agreement and Plan of Merger dated November 13, 2008 and the First Amendment to Agreement and Plan of Merger dated February 9, 2009.
The unaudited pro forma condensed combining statement of operations for the year ended September 30, 2008 is based on the individual historical statements of operations of Alliance HealthCard, Inc. and Access Plans USA, Inc. as if the merger-acquisition occurred on October 1, 2007. The unaudited pro forma condensed combining statement of operations of Alliance HealthCard for the year ended September 30, 2008 is based on the audited historical statement of operations of Alliance HealthCard. The unaudited pro forma condensed combining statement presented for Access Plans USA, Inc. for the year ended September 30, 2008 is based on its audited historical statement of operations for the year ended December 31, 2007 adjusted for removal of the nine months ended on September 30, 2007 and the addition of its unaudited historical statement of operations for the nine months ended September 30, 2008, adjusted to exclude its discontinued operations (the divesture of Access Healthsource, Inc. and ACP Agency).
The unaudited pro forma condensed combined statements of operations of Alliance HealthCard, Inc. for the three months ended December 31, 2008 is based on the unaudited historical statement of operations of Alliance HealthCard for the three months ended December 31, 2008. The unaudited pro forma condensed combining statement presented for Access Plans USA, Inc. for the three months ended December 31, 2008 is based on its audited historical statement of operations for the year ended December 31, 2008 adjusted for removal of the nine months ended on September 30, 2008, adjusted to exclude its discontinued operations (the divesture of Access Healthsource, Inc. and ACP Agency).
The unaudited pro forma condensed combining balance sheet as of December 31, 2008 is based on the individual historical unaudited balance sheet of Alliance HealthCard, Inc. and the audited balance sheet of Access Plans USA, Inc. as if the merger-acquisition occurred on December 31, 2008.
The pro forma financial information presented in the unaudited pro forma combined condensed financial statements is not necessarily indicative of the financial position or results of operations that would have been achieved had the operations been those of a single consolidated corporate entity. The results of operations presented in the unaudited pro forma combined statements of operations are not necessarily indicative of the combined results of future operations of Alliance HealthCard, Inc. following consummation of the merger-acquisition.
Note 2 — Pro Forma Adjustments
The accompanying unaudited pro forma combined condensed financial statements have been adjusted to record and give effect to the merger-acquisition and the divesture of Access Plans USA, Inc.’s subsidiary Access HealthSource, Inc. as follows:
(a)
On a pro forma basis, the purchase price of Access Plans USA is based on the issuance of 6,800,000 shares of Alliance HealthCard, Inc. to the Access Plans USA, Inc. shareholders multiplied by a per share price of $0.60 resulting in $4,205,000 (“Purchase Price”). The per share price of Alliance HealthCard, Inc.’s common stock is based on Alliance HealthCard, Inc.’s common stock price on November 14, 2008. This resulted in a common stock price of $0.60 for pro forma valuation purposes and determining the Purchase Price.

(b)
A goodwill and intangible asset of $3,738,000 was recorded based on (i) the difference between the Purchase Price and the estimated fair market value of the acquired net assets of Access Plans USA, Inc., and (ii) an estimated fixed asset impairment charge of $182,000 primarily attributable to expected post-merger out-sourcing of the fulfillment operations of the Consumer Plan division of Access Plans USA, Inc. . The total pro-forma goodwill and intangible asset of $7,741,000 includes $4,243,000 attributable to Alliance HealthCard. The allocation of the $3,738,000 between goodwill and intangible assets has not yet been determined.

ALLIANCE HEALTHCARD, INC.
NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Note 2 — Pro Forma Adjustments (continued)
(c)
The unaudited pro forma combined condensed balance sheets were adjusted to eliminate assets and liabilities of Access Plans USA’s discontinued operations, including its subsidiary, Access HealthSource, that was sold effective December 30, 2008. The pro-forma Access Plans USA income statements exclude the results from discontinued operations.

(d)
The provision for income tax benefit for the year ended September 30, 2008 was adjusted to give effect to the operating losses of access Plans USA which effectively reduces the effective tax rate to 38%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2009	Alliance HealthCard, Inc.
	By:	/s/ Rita McKeown
Rita McKeown, Chief Financial Officer